UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2014

Date of report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter	Commission File Number	IRS Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 — Hawaiian Electric Industries, Inc. (HEI)

900 Richards Street, Honolulu, Hawaii 96813 — Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 — HEI

(808) 543-7771 — Hawaiian Electric

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 3, 2014, Hawaiian Electric Industries, Inc., a Hawaii corporation (“HEI”) and a direct parent company of Hawaiian Electric Company, Inc., a Hawaii corporation (“Hawaiian Electric”), NextEra Energy, Inc., a Florida corporation (“NEE”), NEE Acquisition Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of NEE (“Merger Sub II”) and NEE Acquisition Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of NEE (“Merger Sub I”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved and adopted by the board of directors of HEI, at the effective time, Merger Sub I will merge with and into HEI (the “Initial Merger”) with HEI continuing as the surviving corporation (the “Initial Surviving Corporation”), and promptly following the Initial Merger, the Initial Surviving Corporation will merge with and into Merger Sub II (together with the Initial Merger, the “Integrated Mergers” or the “merger”) with Merger Sub II continuing as the surviving company and a wholly owned subsidiary of NEE. The Integrated Mergers are intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and be tax-free to HEI shareholders.

Pursuant to the Merger Agreement, upon the closing of the merger, each issued and outstanding share of HEI common stock will automatically be converted into the right to receive 0.2413 shares of common stock of NEE (the “Exchange Ratio”).

The Merger Agreement contemplates that, immediately prior to the closing of the merger, HEI will distribute to its shareholders all of the issued and outstanding shares of common stock of ASB Hawaii, Inc., a Hawaii corporation (“ASB Hawaii”) and a direct parent company of American Savings Bank, F.S.B., a federal savings bank (“ASB”) (such distribution referred to as the “Spin-Off”).

Upon the closing of the merger, (i) HEI restricted shares will automatically be converted into the right to receive a number of similarly restricted shares of NEE common stock as adjusted for the Exchange Ratio, (ii) performance-vesting HEI restricted stock units will be settled on a pro-rata basis at the target level of performance for cash equal in value to the underlying HEI shares, (iii) time-vesting HEI restricted stock units will automatically be converted into restricted stock unit awards that cover a number of shares of NEE common stock as equitably adjusted for the Exchange Ratio and that will vest subject to the same terms and conditions otherwise applicable to the HEI restricted stock units and (iv) all options to purchase or stock appreciation rights in respect of shares of HEI common stock issued under HEI’s stock incentive plans, whether vested or unvested, will automatically be converted into options or stock appreciation rights that cover a number of shares of NEE common stock as equitably adjusted for the Exchange Ratio and that will vest and be exercisable subject to the same terms and conditions otherwise applicable to the HEI options or stock appreciation rights. All awards described in this paragraph which are held by ASB Hawaii personnel or ASB personnel immediately prior to the effective time of the Spin-Off will be converted upon the Spin-Off into awards in respect of ASB Hawaii shares, and following such conversion HEI and its affiliates will have no obligation or other liability in respect of such awards.

The closing of the merger is subject to various conditions, including, among others, (i) approval of seventy-five percent of HEI shareholders, (ii) effectiveness of the registration statement for the NEE common stock to be issued in the Initial Merger and the listing of such shares on the New York Stock Exchange, (iii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iv) receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission, the Federal Communications Commission and the Hawaii Public Utilities Commission, (v) the absence of any law or judgment in effect or pending in which a governmental entity has imposed or is seeking to impose a legal restraint that would prevent or make illegal the closing of the merger, (vi) the absence of any material adverse effect with respect to either HEI or NEE, (vii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Merger Agreement, (viii) receipt by each of HEI and NEE of a tax opinion of its counsel regarding the tax treatment of the transactions contemplated by the Merger Agreement, (ix) effectiveness of the registration statement necessary to consummate the Spin-Off, and (x) the determination by each of HEI and NEE that, upon completion of the Spin-Off, HEI will no longer be a savings and loan holding company or be deemed to control ASB.  The Spin-Off will be subject to various conditions, including, among others, the approval of the Federal Reserve Board.

The Merger Agreement contains customary representations, warranties and covenants of HEI and NEE. The Merger Agreement contains covenants by HEI, among others, that (i) HEI will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the merger, (ii) HEI will not engage in certain kinds of transactions during this interim period and (iii) HEI will use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to a “burdensome condition” limitation providing that HEI may not take any action which would have a “material adverse effect” on HEI (after giving effect to the Spin-Off). The Merger Agreement contains covenants by NEE, among others, that (i) NEE will use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to a “burdensome condition” limitation providing that NEE is not required to take any action which would have a “material adverse effect” on NEE (when measured on the scale of HEI) or on HEI (after giving effect to the Spin-Off), (ii) NEE will maintain HEI’s historic levels of community involvement and charitable giving in HEI’s existing service territories, (iii) NEE will maintain Hawaiian Electric’s headquarters in Honolulu, Hawaii, (iv) NEE will honor current union contracts in accordance with their terms and (v) for two years following the closing of the merger, NEE will not implement any involuntary workforce reductions and will provide each continuing non-union employee with comparable wages and employee benefits to the wages and employee benefits they currently receive.

HEI is also subject to a “no shop” restriction that limits its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances to permit HEI’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both HEI and NEE, including the right of either party to terminate the Merger Agreement if the merger has not been consummated by December 3, 2015 (subject to a 6-month extension if required to obtain necessary regulatory approvals), and further provides that upon termination of the Merger Agreement under specified circumstances, HEI or NEE, as the case may be, would be required to pay the other party a termination fee of $90 million and reimburse the other party for up to $5 million of its documented out-of-pocket expenses incurred in connection with the Merger Agreement.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about HEI or NEE. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and were (i) not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HEI or NEE.

Item 7.01 Regulation FD Disclosure.

On December 3, 2014, HEI and NEE released an investor presentation regarding the merger. A copy of the investor presentation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 3, 2014, by and among NextEra Energy, Inc., NEE Acquisition Sub I, LLC, NEE Acquisition Sub II, Inc. and Hawaiian Electric Industries, Inc.*
99.1	Investor Presentation of Hawaiian Electric Industries, Inc. and NextEra Energy, Inc.

*

Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HEI will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NEE and HEI will be submitted to the shareholders of HEI for their consideration. NEE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of HEI that also constitutes a prospectus of NEE. HEI will provide the proxy statement/prospectus to its shareholders. NEE and HEI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which HEI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at www.forhawaiisfuture.com.

PARTICIPANTS IN THE MERGER SOLICITATION

HEI and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from HEI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of HEI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about HEI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 21, 2014.  Additional information about HEI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from HEI using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
Date: December 3, 2014

	By:	/s/ James A. Ajello
	Name:	James A. Ajello
	Title:	Executive Vice President and Chief Financial Officer

HAWAIIAN ELECTRIC COMPANY, INC.
Date: December 3, 2014

	By:	/s/ Tayne S. Y. Sekimura
	Name:	Tayne S. Y. Sekimura
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 3, 2014, by and among NextEra Energy, Inc., NEE Acquisition Sub I, LLC, NEE Acquisition Sub II, Inc. and Hawaiian Electric Industries, Inc.*
99.1	Investor Presentation of Hawaiian Electric Industries, Inc. and NextEra Energy, Inc.

*

Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HEI will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.